                                                                  EXHIBIT (d)(4)

                                                                    CONFIDENTIAL
                                                                    ------------


April 7, 2000

NTT Communications Corporation
1-1-6, Uchisaiwai-cho
Chiyoda-ku, Tokyo 100-8019
Japan

     Attention:  Junichi Nomura

     Fax: 81-3-3519-5273

                           CONFIDENTIALITY AGREEMENT
                           -------------------------

Dears Sirs:

     In connection with the analysis of a possible negotiated financial or business transaction (the "Transaction") between Verio Inc. (the "Company") and NTT Communications Corporation (the "Interested Party"), the Company has delivered or may deliver to the Interested Party or its Representatives (as defined below), certain Information (as defined below) concerning the Company. (The Company and the Interested Party are referred to collectively as the "Parties" and individually as a "Party".)

     As used herein, "Information" means all oral and written communications, data, reports, analyses, compilations, studies, interpretations, forecasts, records, notes, asset lists, financial statements and other materials or information (in whatever form maintained, whether documentary, computer storage or otherwise) that contain or otherwise reflect information concerning the Company or any of its subsidiaries or affiliates, or any portion of any thereof, that the Company or its Representatives may provide to the Interested Party or its Representatives in the course of the evaluation of the Transaction
("Provided Information"), together with all oral and written communications, data, reports, analyses, compilations, studies, interpretations, forecasts, records, notes, asset lists, financial statements or other materials or information (in whatever form maintained, whether documentary, computer storage or otherwise) prepared by the Interested Party or its Representatives that contain or otherwise reflect or are based upon, in whole or in part, any
Provided Information ("Derived Information").
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NTT Communications Corporation                                      CONFIDENTIAL
April 7, 2000
Page Two

     As used herein, "Representatives" means, collectively, the controlled affiliates of the Interested Party or the Company, as the case may be, and the respective directors, employees, members, financial advisers, lenders, accountants, attorneys, agents and controlling persons of the Interested Party or the Company, as the case may be, or their controlled affiliates. As used herein, the term "person" shall be broadly interpreted to include, without limitation, any corporation, limited liability company, entity, partnership, trust, group or individual.

     The Interested Party agrees that, in consideration of being furnished with the Information, all Information shall be kept confidential and shall not, except as required by law or applicable stock exchange or NASDAQ rule, without the prior written consent of the Company, be disclosed by the Interested Party or its Representatives in any manner whatsoever, in whole or in part, other than to the Interested Party's Representatives, and shall not be used, directly or indirectly, for any purpose other than in connection with evaluating the Transaction and not in any way directly or indirectly detrimental to the Company. Moreover, the Interested Party agrees to reveal Information only to its Representatives if and to the extent that such Representatives, in the reasonable judgment of the Interested Party, need to know any Information for the purpose of evaluating the Transaction and are informed of the confidential nature of the Information. The Interested Party shall be responsible for any breach of this Agreement by its Representatives (including Representatives who, subsequent to the first date of disclosure of Information hereunder, become former Representatives).

     To the extent that any Information may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All Information provided by the Company that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this letter agreement, and under the joint defense doctrine. Nothing in this letter agreement obligates any party to reveal material subject to the attorney-client privilege, work product doctrine or any other applicable privilege.

     If the Interested Party determines that it does not wish to proceed with the Transaction, it shall promptly advise the Company of that decision. In such case, or if a Transaction is not otherwise consummated, or if the Company so requests, the Interested Party shall promptly return to the Company all copies of the Information in its possession and in the possession of its Representatives, and will destroy all copies of
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NTT Communications Corporation                                      CONFIDENTIAL
April 17, 2000
Page Three

any Derived Information, provided, however, that documents reflecting the Interested Party's final evaluation of the Transaction and the reasons for its decision not to proceed with such a Transaction will not need to be returned or destroyed, but provided, further, that this Agreement will continue to apply to such information on the terms set forth herein. Notwithstanding the return or destruction of any Information, or documents or material containing or reflecting any Information, the Interested Party will continue to be bound by its obligations of confidentiality and other obligations hereunder for a period of two years from the date of this Agreement, except as otherwise specifically provided herein.

     The Interested Party shall not initiate or maintain contact in contemplation of a possible Transaction with any officer, director, stockholder, employee or agent of the Company or its subsidiaries regarding its business, operations, prospects or finances, except with the express written permission of the Company. It is understood that the Company will arrange for appropriate contacts for due diligence purposes. It is further understood that all (i) communications regarding a possible Transaction, (ii) requests for additional information, (iii) requests for on-site access or management meetings and (iv) discussions or questions regarding procedures, will be submitted or directed to the designated legal counsel and financial advisors for the respective parties listed below in the notice provisions.

     This Agreement shall not apply to such of the Information as: (i) is or becomes generally available to the public other than as a result of any disclosure or other action or inaction by the Interested Party or anyone to whom the Interested Party or any of its Representatives transmit or have transmitted any Information; (ii) is or becomes known or available to the Interested Party or any of its Representatives on a nonconfidential basis from a source (other than the Company or any of its subsidiaries, affiliates or Representatives or pursuant hereto) that, to the best of the Interested Party's knowledge, is not prohibited from disclosing such Information to the Interested Party by a contractual, legal or fiduciary obligation owed to the Company or its Representatives; (iii) is already in the possession of the Interested Party or any of its Representatives or is independently developed by the Interested Party or any of its Representatives without violation of any obligation under this Agreement; or (iv) is or becomes known to the Interested Party or any of its Representatives prior to the Company's disclosure of such Information to the Interested Party.

     The Interested Party (i) acknowledges that neither the Company nor any of its subsidiaries or affiliates or any of its Representatives make any representation or warranty (express or implied) as to the accuracy or completeness of any Information, and (ii) agrees to assume full responsibility for all conclusions it derives from the Information. The Interested Party shall be entitled to, and shall, rely solely on representations and warranties made in any final agreement relating to the Transaction. Nothing contained in this Agreement nor the conveying of Information hereunder shall
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NTT Communications Corporation                                      CONFIDENTIAL
April 7, 2000
Page Four

be construed as granting or conferring any rights by license or otherwise in any intellectual property.

     In the event that the Interested Party or any person to whom it or its Representatives transmit or have transmitted Information become legally compelled (by oral questions, interrogatories, requests for Information or documents, subpoenas, civil investigative demands or otherwise) to disclose any such Information, the Interested Party shall provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy, or both, or waive compliance with the provisions of this Agreement. In the event that the Company is unable to obtain a protective order or other appropriate remedy, or if it so directs the Interested Party, the Interested Party shall furnish only that portion of the Information which the Interested Party is advised by written opinion of its counsel is legally required to be furnished by it and shall exercise its reasonable best efforts to obtain reliable assurance that confidential treatment shall be accorded such Information.

     The Interested Party hereby acknowledges that it is aware and that its Representatives have been advised that the United States securities laws prohibit any person who has material nonpublic information about a company from purchasing or selling securities of such company, or from communicating such material nonpublic information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     The Parties also understand and agree that no contract or agreement providing for a Transaction with the other Party shall be deemed to exist between the Parties unless and until a definitive Transaction agreement has been executed and delivered. The Parties also agree that unless and until a Transaction agreement between the Parties has been executed and delivered, the Parties have no legal obligation of any kind whatsoever with respect to any such Transaction by virtue of this Agreement or any other written or oral expression with respect to such Transaction except, in the case of this Agreement, for the matters specifically agreed to herein. For purposes of this Agreement, the term "Transaction agreement" does not include an executed letter of intent or any other preliminary written agreement in principle.

     This Agreement shall inure to the benefit of and be binding upon the Interested Party and the Company and their respective successors and permitted assigns.

     In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines in a final, non-appealable order that the Interested Party has breached this Agreement, then the Interested Party shall be liable and pay to the Company the reasonable legal fees the Company has incurred in connection with such litigation, including any appeal therefrom.
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NTT Communications Corporation                                      CONFIDENTIAL
April 7, 2000
Page Five

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. The Parties also hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the Transactions contemplated hereby (and the Parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the other Parties' address set forth below shall be effective services of process for any action, suit or proceeding brought in any such court. The Interested Party hereby appoints Lexis Document Services, Inc. as its agent for service of process in Delaware. The Parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transaction contemplated hereby, in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     All notices required to be provided pursuant to this Agreement shall be addressed:



       in the case of the Company:

       Verio Inc.
       8005 S. Chester Street
       Suite 200
       Englewood, Colorado 80012
       Facsimile: (303) 792-3879

       Attn: Carla Hamre Donelson, Esq.

       Fax: 303-792-3879

       with a copy to:

       Morrison & Foerster LLP
       425 Market Street
       San Francisco, California 94105
       Facsimile: (415) 268-7522

       Attn: Gavin B. Grover, Esq.

       Fax: 415-268-7522
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NTT Communications Corporation                                      CONFIDENTIAL

April 7, 2000
Page Six

       in the case of the Interested Party:

       NTT Communications Corporation
       1-1-6, Uchisaiwai-cho
       Chiyoda-ku, Tokyo 100-8019

       Attn: Junichi Nomura

       Fax: 81-3-3519-5273

       with copies to:

       NTT Communications Corporation
       Kowa Nishi-shinbashi Building B Tower
       14-1, Nishi-shinbashi 2-chome
       Minato-ku, Tokyo 105-0003

       Attn: Yoshio Katsumata

       Fax: 81-3-3539-4645

       and

       Sidley & Austin
       Bank One Plaza
       10 S. Dearborn St.
       Chicago, Illinois 60603

       Attn: Dennis V. Osimitz

       Fax: 312-853-7036

     No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise of any right, power or privilege hereunder.

     Any assignment of this Agreement by the Interested Party without the prior written consent of the Company shall be void.

     Except as otherwise specifically provided herein, this Agreement shall terminate two years from the date hereof.

     This Agreement contains the entire agreement between the Parties concerning confidentiality of the Information and related matters, and no modifications of this Agreement or waiver of the terms and conditions hereof shall be binding upon the parties, unless approved in writing by each of the Company and the Interested Party. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms,
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NTT Communications Corporation                                      CONFIDENTIAL
April 7, 2000
Page Seven

provisions, covenants and restrictions shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

     This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but together which shall constitute one and the same instrument.

     No written consent required by this Agreement shall be unreasonably withheld.

     If the foregoing reflects our agreement, kindly sign and return the duplicate copy of this Agreement to me.


                                       Sincerely,
                                       Verio Inc.

                                       By: /s/ Justin L. Jaschke
                                          ----------------------------
                                       Name: Justin L. Jaschke
                                            --------------------------
                                       Title:
                                             -------------------------

Agreed to as of the date set forth above:

NTT Communications Corporation


By: /s/ Junichi Nomura
   ----------------------------
Name: Junichi Nomura
     --------------------------
Title:
      -------------------------